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                                                                    EXHIBIT 4(i)


                         NOVAMETRIX MEDICAL SYSTEMS INC.
                          1997 LONG TERM INCENTIVE PLAN


                  SECTION 1. Purpose. The purposes of this Novametrix Medical Systems Inc. 1997 Long Term Incentive Plan (the "Plan") are to encourage selected employees, officers, directors and consultants of, and other individuals providing services to, Novametrix Medical Systems Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

                  SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

                  "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

                  "Award" shall mean any Option, Stock Appreciation Right, Restricted Security, Performance Award, or Other Stock-Based Award granted under the Plan.

                  "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

                  "Board" shall mean the Board of Directors of the Company.

                  "Cause", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company which agreement includes a definition of "cause," "cause" as defined in such agreement or, if such agreement contains no such definition, a material breach by the Participant of such agreement, or (ii) with respect to any other Participant, the failure to perform adequately in carrying out such Participant's employment responsibilities, including any directives from the Board, or engaging in such behavior in his personal or business life as to lead the Committee in its reasonable judgment to determine that it is in the best interests of the Company to terminate his employment.

                  "Common Stock" shall mean the common stock of the Company, $.01 par value.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

                  "Committee" shall mean the Compensation Committee or any other committee of the Board designated by the Board to administer the Plan and composed of not less than three nonemployee directors.


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                  "Common Shares" shall mean any or all, as applicable, of the
Common Stock and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under
Section 4(b) of the Plan and any other securities of the Company or any Affiliate or any successor that may be so designated by the Committee.

                  "Employee" shall mean any employee of the Company or of any Affiliate.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" shall mean (A) with respect to any property other than the Common Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and (B) with respect to the Common Shares, the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the high bid and low asked prices, in either case on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if the Common Shares are not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices in the over-the-counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the Fair Market Value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

                  "Good Reason", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written employment agreement with the Company or an Affiliate of the Company, "good reason" as defined in such written agreement or, if such agreement contains no such definition, a material breach by the Company of such agreement, or (ii) with respect to any other Participant, a failure by the Company to pay such Participant any amount otherwise vested and due and a continuation of such failure for 30 business days following notice to the Company thereof.

                  "Incentive Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                  "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option. Any stock option granted by the Committee which is not designated an Incentive Stock Option shall be deemed a Non-Qualified Stock Option.

                  "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

                  "Other Stock-Based Award" shall mean any right granted under
Section 6(e) of the Plan.

                  "Participant" shall mean any individual granted an Award under the Plan.


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                  "Performance Award" shall mean any right granted under Section
6(d) of the Plan.

                  "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

                  "Released Securities" shall mean securities that were Restricted Securities but with respect to which all applicable restrictions have expired, lapsed or been waived in accordance with the terms of the Plan or the applicable Award Agreement.

                  "Restricted Securities" shall mean any Common Shares granted under Section 6(c) of the Plan, any right granted under Section 6(c) of the Plan that is denominated in Common Shares or any other Award under which issued and outstanding Common Shares are held subject to certain restrictions.

                  "Rule 16a-1" and "Rule 16b-3" shall mean, respectively, Rule 16a-1 and Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Stock Appreciation Right" shall mean any right granted under
Section 6(b) of the Plan.

                  SECTION 3. Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee or other individual under the Plan; (iii) determine the number and classification of Common Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine requirements for the vesting of Awards or performance criteria to be achieved in order for Awards to vest; (vii) determine whether, to what extent and under what circumstances cash, Common Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee. Notwithstanding the foregoing, the maximum number of Awards which may be granted to any one Participant under this Plan in any one-year period shall not exceed 50,000 Common Shares, subject to the adjustments provided in Section 4(b) hereof and no Awards under this Plan shall be granted after December 31, 2006.


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                  SECTION 4. Common Shares Available for Awards.

                  (a) Common Shares Available. Subject to adjustment as provided in Section 4(b):

                           (i) Calculation of Number of Common Shares Available.
                  The number of Common Shares available for granting Awards under the Plan shall be 500,000, any or all of which may be or may be based on Common Stock, any other security which becomes the subject of Awards, or any combination thereof. Initially 500,000 shares of Common Stock shall be reserved for Awards hereunder. Further, if, after the effective date of the Plan, any Common Shares covered by an Award granted under the Plan or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Shares or of other consideration, then the Common Shares covered by such Award or to which such Award relates, or the number of Common Shares otherwise counted against the aggregate number of Common Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, available for granting Awards under the Plan.

                           (ii) Accounting for Awards. For purposes of this
                  Section 4,

                                    (A) if an Award is denominated in or based
                           upon Common Shares, the number of Common Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Common Shares available for granting Awards under the Plan and against the maximum number of Awards available to any Participant; and

                                    (B) Awards not denominated in Common Shares
                           may be counted against the aggregate number of Common Shares available for granting Awards under the Plan and against the maximum number of Awards available to any participant in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan;

                      provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Common Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall, in the case of Awards granted to Participants who are officers or directors of the Company for purposes of Section 16 of the Exchange Act, be counted against the Common Shares available for granting Awards under the Plan.

                                (iii) Sources of Common Shares Deliverable Under
                      Awards. Any Common Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares or of treasury Common Shares.


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                  (b) Adjustments. In the event that the Committee shall
determine that any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the Common Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Common Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and kind of Common Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Common Shares subject to any Award denominated in Common Shares shall always be a whole number.

                  In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding Options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding Options which are Incentive Stock Options to the extent permitted by Section 422(d) of the Code and such outstanding Options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the Plan as Non-Qualified Stock Options and shall be immediately exercisable as such as provided in the foregoing sentence.

                  SECTION 5. Eligibility. Any Employee, including any officer or employee-director of the Company or of any Affiliate, and any consultant of, or other individual providing services to, the Company or any Affiliate shall be eligible to be designated a Participant. A non-employee director shall be eligible to receive Non-Qualified Stock Options under the Plan.

                  SECTION 6. Awards.

                  (a) Options. The Committee is hereby authorized to grant to eligible individuals options to purchase Common Shares (each, an "Option") which shall contain the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

                           (i) Exercise Price. The purchase price per Common
                  Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant of such Option, or such other price as required under Subsection 6(a)(iv) hereof.


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                           (ii) Time and Method of Exercise. Subject to the
                  terms of Section 6(a)(iii), the Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Common Shares, outstanding Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

                           (iii) Exercisability Upon Death, Retirement and
                  Termination of Employment. Subject to the condition that no Option may be exercised in whole or in part after the expiration of the Option period specified in the applicable Award Agreement:

                                    (A) Subject to the terms of paragraph (D)
                           below, upon the death of a Participant while employed or within 3 months of retirement or disability as defined in paragraph (B) below, the Person or Persons to whom such Participant's rights with respect to any Option held by such Participant are transferred by will or the laws of descent and distribution may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or (2) nine months after such Participant's death, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise such Option immediately prior to such Participant's death, and any Options not so exercisable will lapse on the date of such Participant's death;

                                    (B) Subject to the terms of paragraph (D)
                           below, upon termination of a Participant's employment with the Company (x) as a result of retirement pursuant to a retirement plan of the Company or an Affiliate or disability (as determined by the Committee) of such Participant, (y) by the Company other than for Cause, or (z) by the Participant with Good Reason, such Participant may, prior to the expiration of the earlier of: (1) the outside exercise date determined by the Committee at the time of granting the Option, or (2) three months after the date of such termination, purchase any or all of the Common Shares with respect to which such Participant was entitled to exercise any Options immediately prior to such termination, and any Options not so exercisable will lapse on such date of termination;

                                    (C) Subject to the terms of paragraph (D)
                           below, upon termination of a Participant's employment with the Company under any circumstances not described in paragraphs (A) or (B) above, such Participant's Options shall be canceled to the extent not theretofore exercised;

                                    (D) Upon (i) the death of the Participant,
                           or (ii) termination of the Participant's employment with the Company (x) by the Company other than for Cause (y) by the Participant with Good Reason or (z) as a result of retirement or disability as defined in paragraph (B) above, the Company shall have the right to cancel all of the Options such Participant was entitled to exercise at the time of such death or termination (subject to the terms of paragraphs (A) or (B) above) for a payment in cash equal to the excess, if any, of the Fair Market Value of one Common Share on the date of death or


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                           termination over the exercise price of such Option
                           for one Common Share times the number of Common Shares subject to the Option and exercisable at the time of such death or termination; and

                                    (E) Upon expiration of the respective
                           periods set forth in each of paragraphs (A) through
                           (C) above, the Options of a Participant who has died or whose employment has been terminated shall be canceled to the extent not theretofore canceled or exercised.

                                    (F) For purposes of paragraphs (A) through
                           (D) above, the period of service of an individual as a director or consultant of the Company or an Affiliate shall be deemed the period of employment.

                           (iv) Incentive Stock Options. The following
                  provisions shall apply only to Incentive Stock Options granted under the Plan:

                                    (A) No Incentive Stock Option shall be
                           granted to any eligible Employee who, at the time such Option is granted, owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, except that such an Option may be granted to such an Employee if at the time the Option is granted the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Shares (determined in accordance with Section 2) subject to the Option, and the Option by its terms is not exercisable after the expiration of five (5) years from the date the Option is granted; and

                                    (B) To the extent that the aggregate Fair
                           Market Value of the Common Shares with respect to which Incentive Stock Options (without regard to this subsection) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. This subsection shall be applied by taking Options into account in the order in which they were granted. If some but not all Options granted on any one day are subject to this subsection, then such Options shall be apportioned between Incentive Stock Option and Non-Qualified Stock Option treatment in such manner as the Committee shall determine. For purposes of this subsection, the Fair Market Value of any Common Shares shall be determined, in accordance with Section 2, as of the date the Option with respect to such Common Shares is granted.

                           (v) Other Terms and Conditions of Options.
                  Notwithstanding any provision contained in the Plan to the contrary, during any period when any member of the Committee shall not be a "nonemployee director" as defined in Rule 16b-3, then, the terms and conditions of Options granted under the Plan to any director or officer, as defined in Rule 16a-1, of the Company during such period, unless other terms and conditions are approved in advance by the Board, shall be as follows:

                                    (A) The price at which each Common Share
                           subject to an option may be purchased shall, subject to any adjustments which may be made pursuant to
                           Section 4, in no event be less than the Fair Market Value


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                           of a Common Share on the date of grant, and provided
                           further that in the event the option is intended to be an Incentive Stock Option and the optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, the price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Common Share on the date of grant.

                                    (B) The Option may be exercised to purchase
                           Common Shares covered by the Option not sooner than six (6) months following the date of grant. The Option shall terminate and no Common Shares may be purchased thereunder more than ten (10) years after the date of grant, provided that if the Option is intended to be an Incentive Stock Option and the Optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of any Affiliate, the Option shall terminate and no Common Shares may be purchased thereunder more than five (5) years after the date of grant.

                  (b) Stock Appreciation Rights. The Committee is hereby authorized to grant to eligible Employees "Stock Appreciation Rights." Each Stock Appreciation Right shall consist of a right to receive the excess of (i) the Fair Market Value of one Common Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (ii) the grant price of the right as specified by the Committee, which shall not be less than one hundred percent (100%) of the Fair Market Value of one Common Share on the date of grant of the Stock Appreciation Right (or, if the Committee so determines, in the case of any Stock Appreciation Right retroactively granted in tandem with or in substitution for another Award, on the date of grant of such other Award). Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right granted under the Plan shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

                  (c) Restricted Securities.

                           (i) Issuance. The Committee is hereby authorized to
                  grant to eligible Employees "Restricted Securities" which shall consist of the right to receive, by purchase or otherwise, Common Shares which are subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote such Common Shares or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

                           (ii) Registration. Restricted Securities granted
                  under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Securities granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Securities.


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                           (iii) Forfeiture. Except as otherwise determined by
                  the Committee, upon termination of a Participant's employment for any reason during the applicable restriction period, all of such Participant's Restricted Securities which had not become Released Securities by the date of termination of employment shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Securities. Unrestricted Common Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Securities promptly after such Restricted Securities become Released Securities.

                  (d) Performance Awards. The Committee is hereby authorized to grant to eligible Employees "Performance Awards." Each Performance Award shall consist of a right, (i) denominated or payable in cash, Common Shares, other securities or other property (including, without limitation, Restricted Securities), and (ii) which shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the termination of a Participant's employment and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee and by the other terms and conditions of any Performance Award. The Committee shall issue performance goals prior to the commencement of the performance period to which such performance goals pertain.

                  (e) Other Stock-Based Awards. The Committee is hereby authorized to grant to eligible Employees "Other Stock-Based Awards." Each Other Stock-Based Award shall consist of a right (i) which is other than an Award or right described in Section 6(a), (b), (c) or (d) above and (ii) which is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares) as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such right shall comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of Other Stock-Based Awards. Common Shares or other securities delivered pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Common Shares, other securities, other Awards, other property, or any combination thereof, as the Committee shall determine.

                  (f) General.

                           (i) No Cash Consideration for Awards. Awards may be
                  granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

                           (ii) Awards May Be Granted Separately or Together.
                  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award, except that in no event shall an Incentive Stock Option be granted together with a Non-Qualified Stock Option in such a manner that the exercise of one Option affects the right to


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                  exercise the other. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other awards.

                           (iii) Forms of Payment Under Awards. Subject to the
                  terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments. In accordance with the above, the Committee may elect (i) to pay a Participant (or such Participant's permitted transferee) upon the exercise of an Option in whole or in part, in lieu of the exercise thereof and the delivery of Common Shares thereunder, an amount of cash equal to the excess, if any, of the Fair Market Value of one Common Share on the date of such exercise over the exercise price of such Option for one Common Share times the number of Common Shares subject to the Option or portion thereof so exercised or (ii) to settle other stock denominated Awards in cash.

                           (iv) Limits on Transfer of Awards.

                                    (A) No award (other than Released
                           Securities), and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Securities, to the Company) and any such purported assignment, alienation, pledge, attachment, sale or other transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

                                    (B) Each award, and each right under any
                           Award, shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

                           (v) Terms of Awards. The term of each Award shall be
                  for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

                           (vi) Rule 16b-3 Six-Month Limitations. To the extent
                  required in order to maintain the exemption provided under Rule 16b-3 only, any equity security offered pursuant to the Plan must be held for at least six months after the date of grant, and with respect to any derivative security issued pursuant to the Plan, at least six months must elapse from the date of acquisition of such derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the


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
                  meanings, if any, assigned or attributed to them under Rule 16b-3.

                           (vii) Common Share Certificates. All certificates for
                  Common Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                           (viii) Delivery of Common Shares or Other Securities
                  and Payment by Participant of Consideration. No Common Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Common Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

                  SECTION 7. Amendments; Adjustments and Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

                  (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, that, subject to the Company's rights to adjust Awards under Sections 7(c) and (d), any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant, other holder or beneficiary of an Award, as the case may be; and provided further, however, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

                           (i) increase the total number of Common Shares
                  available for Awards under the Plan, except as provided in
                  Section 4 hereof; or

                           (ii) otherwise cause the Plan to cease to comply with
                  any tax or regulatory requirement, including for these purposes any approval or other requirement which is or would be a prerequisite for exemptive relief from Section 16(b) of the Exchange Act.

                  (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, however, that, subject to the Company's rights to adjust Awards under Sections 7(c) and (d), any amendment, alteration, suspension, discontinuation, cancellation or termination that would impair the rights of any Participant or holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of such Participant or holder or beneficiary of an Award, as the case may be.

                  (c) Adjustment of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

                  (d) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

                  SECTION 8. General Provisions.

                  (a) No Right to Awards. No Employee or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

                  (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards; provided, however, that, no such delegation shall be permitted with respect to Awards held by Employees who are officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto or who are otherwise subject to such Section.

                  (c) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

                  (d) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Common Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

                  (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

                  (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

                  (g) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

                  (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

                  (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

                  (j) No Fractional Common Shares. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

                  (k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

                  SECTION 9. Adoption, Approval and Effective Date of the Plan. The Plan shall be considered adopted and shall become effective on the date the Plan is approved by the Board; provided, however, that the Plan and any Awards granted under the Plan shall be void, if the shareholders of the Company shall not have approved the adoption of the Plan within twelve (12) months after the effective date, by a majority of votes cast thereon at a meeting of shareholders duly called and held for such purpose.


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